Exhibit 99.1

Media Contact:    Stevi Wara
Diamond Resorts International®
Tel: 702.823.7069; Fax: 702.684.8705
media@diamondresorts.com

Diamond Resorts Corporation Reports Fourth Quarter and Full Year 2012 Financial Results

April 2, 2013, Las Vegas, NV – Diamond Resorts Corporation, together with Diamond Resorts Parent, LLC and its subsidiaries (“Diamond” or the “Corporation”), today announced results for the quarter and year ended December 31, 2012. “We remain pleased with the continued year over year improvement in our operating performance and continue to focus on the growth of our integrated hospitality platform,” said David F. Palmer, President and Chief Executive Officer.

Full Year 2012 Highlights

•
Adjusted EBITDA for the consolidated operations of Diamond Resorts Parent, LLC, increased $51.4 million to $109.9 million for the year ended December 31, 2012 from $58.5 million for the year ended December 31, 2011. For 2012, Adjusted EBITDA included $3.3 million non-cash stock-based compensation expense and a $5.0 million charge related to termination payments in connection with the Tempus Acquisition. For 2011, Adjusted EBITDA included $9.7 million water intrusion assessment levied by the HOA of one of our managed resorts.

•	Hospitality and Management Services grew 6.9%, contributing another $5.6 million to Net Income for 2012 compared to 2011.

•	Vacation Interest revenues grew by $107.2 million, or 50.7% between the 2012 and 2011. This growth was driven by:

◦	an increase in tours of 34,721 to 180,981

◦	an increase in closing percentage of 0.4% to 14.8%

◦	an increase in average transaction price of $2,020 to $12,510

•	Advertising, sales and marketing expense as a percentage of vacation interest sales decreased 4.9 percentage points to 56.0%.

•
On October 5, 2012, we completed the acquisition of Aegean Blue Holdings Plc, adding five more resorts and new owners to our system. On May 21, 2012, we completed the acquisition of Pacific Monarch Resorts, Inc., and its affiliates adding nine more resorts, four management contracts, and new owners to our system.

Fourth Quarter 2012 Highlights

•
Adjusted EBITDA for the consolidated operations of Diamond Resorts Parent, LLC, increased $28.4 million to $32.5 million for the quarter ended December 31, 2012 from $4.1 million for the quarter ended December 31, 2011. For 2012, Adjusted EBITDA included $3.3 million non-cash stock-based compensation expense. For 2011, Adjusted EBITDA included $9.7 million water intrusion assessment levied by the HOA of one of our managed resorts.

•	Hospitality and Management Services grew 19.1%, contributing another $3.3 million to Net Income to the 2012 quarter compared to the 2011 quarter.

•	Vacation Interest revenues grew by $43.0 million, or 75.9% between the 2012 quarter and the 2011quarter. This growth was driven by:

◦	an increase in tours of 10,989 to 50,098

◦	an increase in closing percentage of 1.1% to 16.0%

◦	an increase in average transaction price of $2,236 to $13,007

•	Advertising, sales and marketing expense as a percentage of vacation interest sales decreased 3.6 percentage points to 53.9%.

Full Year Earnings Summary

Adjusted EBITDA for the consolidated operations of Diamond Resorts Parent, LLC, increased $51.4 million to $109.9 million for the year ended December 31, 2012 from $58.5 million for the year ended December 31, 2011. For 2012, Adjusted EBITDA included $3.3 million non-cash stock-based compensation expense and a $5.0 million charge related to termination payments in connection with the Tempus Acquisition. For 2011, Adjusted EBITDA included $9.7 million water intrusion assessment levied by the HOA of one of our managed resorts.

Hospitality and Management Services

Total management and member services revenue increased $15.6 million, or 15.7%, to $114.9 million for the year ended December 31, 2012 from $99.3 million for the year ended December 31, 2011. Management fees increased as a result of increases in operating costs at the resort level, which generated higher same-store management fee revenue under our cost-plus management agreements, and the addition of the managed properties from the Tempus Resorts Acquisition, the PMR Acquisition, the Aegean Blue Acquisition and two other management contracts entered into since April 1, 2011. We also experienced higher club revenues due to increased membership dues, higher collection rate and higher member count in THE Club in the year ended December 31, 2012 compared to the year ended December 31, 2011. THE Club had a total of 170,073 and 158,580 members at December 31, 2012 and 2011, respectively. Furthermore, we entered into a sales and marketing management fee-for-service arrangement with a third-party resort operator, which began to generate commission and management fee revenue towards the end of the second quarter of 2011.

Management and member services expense as a percentage of management and member services revenue increased to 30.7% for the year ended December 31, 2012 from 27.3% for the year ended December 31, 2011. The increase was primarily due to the expenses related to a sales and marketing management fee-for-service arrangement with a third-party resort operator, which began in the second quarter of 2011, and a decrease in the allocation of certain resort management expenses to the HOAs and the Collections we manage. Although there was an increase in the allocation of our total expenses to these HOAs and Collections during the year ended December 31, 2012, as compared to the year ended December 31, 2011, a lower percentage of the expenses were related to resort management expense. In addition, we incurred higher costs associated with an outsourced customer service call center operations to accommodate higher call volumes resulting from the owners added to our network through the Tempus Resorts Acquisition and the PMR Acquisition.

Vacation Interest Sales and Financing

Vacation Interest Sales revenue increased $107.2 million, or 50.7%, due to sales growth on a same-store basis and the revenue contribution from our ILX, Tempus and PMR sales centers during the year ended December 31, 2012 compared to the year ended December 31, 2011. Our total number of tours increased to 180,981 for the year ended December 31, 2012 from 146,260 for the year ended December 31, 2011, primarily due to an increase in the number of tours generated on a same-store basis resulting from the expansion of our lead-generation and marketing programs, as well as the addition of tour flow from the ILX, Tempus and PMR sales centers. We closed a total of 26,734 VOI sales transactions during the year ended December 31, 2012, compared to 21,093 transactions during the year ended December 31, 2011. Our closing percentage (which represents the percentage of VOI sales closed relative to the total number of sales presentations at our sales centers during the period presented) increased to 14.8% for the year ended December 31, 2012 from 14.4% for the year ended December 31, 2011. VOI sales price per transaction increased to $12,510 for the year ended December 31, 2012 from $10,490 for the year ended December 31, 2011 due to our focus on selling larger point packages, our implementation of a new pricing strategy and our discontinuation of a cash purchase discount in the fourth quarter of 2011.

Advertising, sales and marketing costs as a percentage of Vacation Interest Sales revenue were 56.0% for the year ended December 31, 2012, compared to 60.9% for the year ended December 31, 2011. The decrease of such costs as a percentage of Vacation Interest sales revenue was primarily due to improved absorption of fixed costs through increased sales efficiencies.

Fourth Quarter Earnings Summary

Adjusted EBITDA for the consolidated operations of Diamond Resorts Parent, LLC, increased $28.4 million to $32.5 million for the quarter ended December 31, 2012 from $4.1 million for the quarter ended December 31, 2011. For 2012, Adjusted EBITDA included $3.3 million non-cash stock-based compensation expense. For 2011, Adjusted EBITDA included $9.7 million water intrusion assessment levied by the HOA of one of our managed resorts.

Hospitality and Management Services

Total management and member services revenue, increased $3.6 million, or 13.8%, to $29.4 million for the quarter ended December 31, 2012 from $25.8 million for the quarter ended December 31, 2011. Management fees increased as a result of increases in operating costs at the resort level, which generated higher same-store management fee revenue under our cost-plus management agreements, and the addition of the managed properties from the Aegean Blue Acquisition. We also experienced higher club revenues due to increased membership dues, higher collection rate and higher member count in THE Club in the quarter ended December 31, 2012 compared to the quarter ended December 31, 2011.

Management and member services expense as a percentage of management and member services revenue decreased to 33.1% for the quarter ended December 31, 2012 from 33.3% for the quarter ended December 31, 2011.

Vacation Interest Sales and Financing

Vacation Interest Sales revenue increased $43.0 million, or 75.9%, due to sales growth on a same-store basis and the revenue contribution from our PMR sales centers during the quarter ended December 31, 2012 compared to the quarter ended December 31, 2011. Our total number of tours increased to 50,098 for the quarter ended December 31, 2012 from 39,109 for the quarter ended December 31, 2011, primarily due to an increase in the number of tours generated on a same-store basis resulting from the expansion of our lead-generation and marketing programs, as well as the addition of tour flow from the PMR sales centers. We closed a total of 8,024 VOI sales transactions during the quarter ended December 31, 2012, compared to 5,838 transactions during the quarter ended December 31, 2011. Our closing percentage (which represents the percentage of VOI sales closed relative to the total number of sales presentations at our sales centers during the period presented) increased to 16.0% for the quarter ended December 31, 2012 from 14.9% for the quarter ended December 31, 2011. VOI sales price per transaction increased to $13,007 for the quarter ended December 31, 2012 from $10,771 for the quarter ended December 31, 2011 due to our focus on selling larger point packages, our implementation of a new pricing strategy and our discontinuation of a cash purchase discount in the fourth quarter of 2011.

Advertising, sales and marketing costs as a percentage of Vacation Interest sales revenue were 53.9% for the quarter ended December 31, 2012, compared to 57.5% for the quarter ended December 31, 2011. The decrease of such costs as a percentage of Vacation Interest sales revenue was primarily due to improved absorption of fixed costs through increased sales efficiencies.

Strategic Acquisitions

On May 21, 2012, in connection with the PMR Acquisition, we acquired from Pacific Monarch Resorts, Inc., and its affiliates four management contracts, unsold VOIs and the rights to recover and resell such interests, portfolio of consumer loans and certain real property and other assets, which added nine locations to our resort network.

On October 5, 2012, we acquired all of the issued and outstanding shares of Aegean Blue Holdings Plc, thereby acquiring management contracts, unsold VOIs and the rights to recover and resell such interests and certain other assets (the “Aegean Blue Acquisition”), which added five resorts located on the Greek Islands of Rhodes and Crete to our resort network. These transactions were effected through special-purpose subsidiaries, and funded by financial partners on a non-recourse basis. We believe that this transaction structure enables us to obtain substantial benefits from these acquisitions, without subjecting our historical business or our capital structure to the full risks associated with acquisitions and related leverage.

Full Year 2012 Earnings Call

The company will hold a conference call on Tuesday, April 2, 2013 at 4:00 p.m. EST to discuss these results. Participants may access the call by dialing (877) 880-9797 or (706) 902-0715 for international callers. The call in conference ID number is 24868998.
A rebroadcast of the teleconference will be available four hours subsequent to the conclusion of the call for seven days. The dial-in information to access the rebroadcast is as follows: Toll-free dial-in number: (855) 859-2056, International dial-in number: (404) 537-3406, Conference ID: 24868998.

About Diamond Resorts Corporation
Diamond Resorts Corporation and its subsidiaries operate and manage vacation ownership resorts and, through resort and partner affiliation agreements, provide owners and members with access to 79 Diamond Resorts-branded properties and 180 affiliated resorts and four cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit DiamondResorts.com.

Non-GAAP Financial Measures
Presentation of Certain Financial Metrics

We define Adjusted EBITDA as our net income (loss), plus: (i) corporate interest expense; (ii) provision (benefit) for income taxes; (iii) depreciation and amortization; (iv) Vacation Interest cost of sales; (v) loss on extinguishment of debt; (vi) impairments and other non-cash write-offs; (vii) loss on the disposal of assets; (viii) amortization of loan origination costs; and (ix) amortization of net portfolio premiums; less (a) revenue outside the ordinary course of business; (b) gain on the disposal of assets; (c) gain on bargain purchase from business combination; and (d) amortization of net portfolio discounts. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered in isolation, or as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Additional information regarding our calculation of Adjusted EBITDA is provided below.

We believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance for the following reasons:

•	it and similar non-U.S. GAAP measures are widely used by investors and securities analysts to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•	by comparing Adjusted EBITDA in different historical periods, we can evaluate our operating results without the additional variations of interest income (expense), income tax provision (benefit), depreciation and amortization expense and the Vacation Interest cost of sales expense; and

•	several of the financial covenants governing the Senior Secured Notes and 2008 Conduit Facility, including the limitation on our ability to incur additional indebtedness, are determined by reference to our EBITDA as defined in the Senior Secured Notes, which definition approximates Adjusted EBITDA as presented here.

Our management uses Adjusted EBITDA: (i) as a measure of our operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) to allocate resources to enhance the financial performance of our business; and
(iv) to evaluate the effectiveness of our business strategies.
The following tables present a reconciliation of net income before benefit for income taxes to Adjusted EBITDA:

	Quarter Ended December 31,
	2,012	2,011
	($ in thousands)
Net (loss) income	$(11,748)	$(23,118)
Plus: Corporate interest expense(a)	21,704	17,086
Benefit for income taxes	(957)	(9,453)
Depreciation and amortization(b)	5,478	3,801
Vacation interest cost of sales(c)	14,975	(5,935)
Impairments and other write-offs(b)	619	556
Gain on the disposal of assets(b)	(387)	(260)
Adjustment to gain on bargain purchase from business combinations(d)	2,024	19,854
Amortization of loan origination costs(b)	904	736
Amortization of portfolio (discount) premium(b)	(138)	825
Adjusted EBITDA - Consolidated	$32,474	$4,092
Adjusted EBITDA - Diamond Resorts Parent, LLC and Restricted Subsidiaries(e)	32,322	7,304
Adjusted EBITDA - Unrestricted Subsidiaries(e)	5,624	(1,548)
Adjusted EBITDA - Intercompany elimination(e)	(5,472)	(1,664)
Adjusted EBITDA - Consolidated(e)	$32,474	$4,092

	Year Ended December 31,
	2,012	2,011
	($ in thousands)
Net income	$13,643	$10,303
Plus: Corporate interest expense(a)	77,422	63,386
Benefit for income taxes	(14,310)	(9,517)
Depreciation and amortization(b)	18,857	13,966
Vacation interest cost of sales(c)	32,150	(9,695)
Impairments and other write-offs(b)	1,009	1,572
Gain on the disposal of assets(b)	(605)	(708)
Gain on bargain purchase from business combinations(d)	(20,610)	(14,329)
Amortization of loan origination costs(b)	3,295	2,762
Amortization of portfolio (discount) premium(b)	(953)	800
Adjusted EBITDA - Consolidated	$109,898	$58,540
Adjusted EBITDA - Diamond Resorts Parent, LLC and Restricted Subsidiaries(e)	119,999	74,092
Adjusted EBITDA - Unrestricted Subsidiaries(e)	8,957	(12,349)
Adjusted EBITDA - Intercompany elimination(e)	(19,058)	(3,203)
Adjusted EBITDA - Consolidated(e)	$109,898	$58,540

(a)	Excludes interest expense related to non-recourse indebtedness incurred by our special purpose vehicles that is secured by our VOI consumer loans.

(b)	These items represent non-cash charges/gains.

(c)
We record Vacation Interest cost of sales using the relative sales value method in accordance with ASC 978, which requires us to make significant estimates which are subject to significant uncertainty. In determining the appropriate amount of costs using the relative sales value method, we rely on complex, multi-year financial models that incorporate a variety of estimated inputs. These models are reviewed on a regular basis, and the relevant estimates used in the models are revised based upon historical results and management’s new estimates. Small changes in any of the numerous assumptions in the model can have a significant financial statement impact as ASC 978 requires a retroactive adjustment back to the time of the Sunterra Corporation acquisition in the current period. Much like depreciation or amortization, for us, Vacation Interest cost of sales is essentially a non-cash expense item.

(d)
Represents the amount by which the fair value of the assets acquired net of the liabilities assumed in the Tempus Resorts Acquisition, the PMR Acquisition and the Aegean Blue Acquisition exceeded the respective purchase prices.

(e)
For purposes of certain covenants governing the Senior Secured Notes, our financial performance, including Adjusted EBITDA, is measured with reference to us and our Restricted Subsidiaries, and the performance of Unrestricted Subsidiaries is not considered. Therefore, we believe that this presentation of Adjusted EBITDA provides helpful information to readers of this quarterly report.

We understand that, although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, including:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or VOI inventory;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect cash requirements for income taxes;

•	Adjusted EBITDA does not reflect interest expense for our corporate indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced, and Adjusted EBITDA does not reflect any cash requirements for these replacements;

•	although Vacation Interest cost of sales is also essentially a non-cash item, we make expenditures to replenish VOI inventory (principally pursuant to our inventory recovery agreements and in connection with our strategic acquisitions), and Adjusted EBITDA does not reflect our cash requirements for these expenditures or certain costs of carrying such inventory (which are capitalized); and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

To properly and prudently evaluate our business, we encourage you to review our U.S. GAAP consolidated financial statements included in the annual report on 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission, and not to rely on any single financial measure to evaluate our business.

Consolidating Financial Statements - Restricted and Unrestricted Subsidiaries

The following consolidating financial statements present the financial position, results of operations, and statements of cash flow for (1) those subsidiaries of the Company which have been designated "Unrestricted Subsidiaries" for purposes of the Senior Secured Note Indenture; and (2) the Company and all of its other subsidiaries. As of December 31, 2012, the Unrestricted Subsidiaries were FLRX and its subsidiaries, ILXA and its subsidiaries, Tempus Acquisition, LLC and its subsidiaries, DPM Acquisition, LLC and its subsidiaries and Aegean Blue Holdings Plc and its subsidiaries. As of December 31, 2011, the Unrestricted Subsidiaries were FLRX and its subsidiaries, ILXA and its subsidiaries, Tempus Acquisition, LLC and its subsidiaries and DPM Acquisition, LLC and its subsidiaries.

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF OPERATIONS
For the quarters ended December 31, 2012 and 2011
(In thousands)

	Quarter Ended December 31, 2012				Quarter Ended December 31, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Revenues:
Management and member services	$29,166	$3,859	$(3,662)	$29,363	$25,989	$1,653	$(1,831)	$25,811
Consolidated resort operations	6,922	1,312	—	8,234	6,256	1,242	606	8,104
Vacation Interest sales, net of provision (adjustment) of $9,807, $(443), $0, $9,364, $5,212, $91, $0 and $5,303 respectively	80,714	9,620	—	90,334	48,640	2,747	—	51,387
Interest	11,061	3,091	—	14,152	9,699	3,306	—	13,005
Other	8,885	9,679	(10,085)	8,479	5,134	2,394	(3,583)	3,945
Total revenues	136,748	27,561	(13,747)	150,562	95,718	11,342	(4,808)	102,252
Costs and Expenses:
Management and member services	10,489	2,775	(3,531)	9,733	8,118	1,417	(944)	8,591
Consolidated resort operations	6,417	1,274	—	7,691	6,425	1,464	—	7,889
Vacation Interest cost of sales	14,043	932	—	14,975	(6,043)	108	—	(5,935)
Advertising, sales and marketing	49,833	4,906	(965)	53,774	31,394	1,369	(167)	32,596
Vacation Interest carrying cost, net	7,208	3,135	(654)	9,689	18,483	3,426	(641)	21,268
Loan portfolio	2,279	893	(866)	2,306	2,337	330	(343)	2,324
Other operating	3,376	1,971	(2,259)	3,088	1,228	615	(947)	896
General and administrative	22,401	5,677	—	28,078	18,219	3,498	(102)	21,615
Depreciation and amortization	2,438	3,040	—	5,478	2,155	1,646	—	3,801
Interest	16,858	9,341	—	26,199	16,251	5,377	—	21,628
Impairments and other write-offs	619	—	—	619	545	11	—	556
(Gain) loss on disposal of assets	(418)	31	—	(387)	(232)	(28)	—	(260)
Adjustment to gain on bargain purchase from business combinations	—	2,024	—	2,024	—	19,854	—	19,854
Total costs and expenses	135,543	35,999	(8,275)	163,267	98,880	39,087	(3,144)	134,823
Income (loss) before benefit for income taxes	1,205	(8,438)	(5,472)	(12,705)	(3,162)	(27,745)	(1,664)	(32,571)
(Benefit) provision for income taxes	(1,615)	658	—	(957)	(1,242)	(8,211)	—	(9,453)
Net income (loss)	$2,820	$(9,096)	$(5,472)	$(11,748)	$(1,920)	$(19,534)	$(1,664)	$(23,118)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF OPERATIONS
For the years ended December 31, 2012 and 2011
(In thousands)

	Year Ended December 31, 2012				Year Ended December 31, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Revenues:
Management and member services	$114,189	$13,032	$(12,284)	$114,937	$99,854	$5,052	$(5,600)	$99,306
Consolidated resort operations	28,352	5,404	—	33,756	27,280	2,613	—	29,893
Vacation Interest sales, net of provision (adjustment) of $27,080, $(1,623), $0, $25,457, $16,300, $262, $0 and $16,562 respectively	270,490	22,608	—	293,098	187,048	7,710	1	194,759
Interest	39,914	13,292	—	53,206	38,993	8,292	—	47,285
Other	32,542	28,053	(31,924)	28,671	22,352	4,702	(7,276)	19,778
Total revenues	485,487	82,389	(44,208)	523,668	375,527	28,369	(12,875)	391,021
Costs and Expenses:
Management and member services	36,884	8,723	(10,277)	35,330	24,764	7,437	(5,076)	27,125
Consolidated resort operations	25,366	4,945	—	30,311	24,865	2,918	—	27,783
Vacation Interest cost of sales	30,292	1,858	—	32,150	(10,038)	343	—	(9,695)
Advertising, sales and marketing	168,905	11,413	(1,953)	178,365	124,840	4,401	(524)	128,717
Vacation Interest carrying cost, net	30,083	8,843	(2,563)	36,363	35,728	6,788	(1,185)	41,331
Loan portfolio	9,239	3,036	(2,789)	9,486	8,313	1,027	(688)	8,652
Other operating	10,685	5,390	(7,568)	8,507	4,497	1,101	(2,199)	3,399
General and administrative	74,324	24,691	—	99,015	66,497	13,915	—	80,412
Depreciation and amortization	9,231	9,626	—	18,857	9,818	4,148	—	13,966
Interest	67,392	28,765	—	96,157	69,169	12,841	—	82,010
Impairments and other write-offs	1,009	—	—	1,009	1,539	33	—	1,572
(Gain) loss on disposal of assets	(636)	31	—	(605)	(964)	256	—	(708)
Gain on bargain purchase from business combinations	—	(20,610)	—	(20,610)	—	(14,329)	—	(14,329)
Total costs and expenses	462,774	86,711	(25,150)	524,335	359,028	40,879	(9,672)	390,235
Income (loss) before benefit for income taxes	22,713	(4,322)	(19,058)	(667)	16,499	(12,510)	(3,203)	786
Benefit for income taxes	(1,406)	(12,904)	—	(14,310)	(950)	(8,567)	—	(9,517)
Net income (loss)	$24,119	$8,582	$(19,058)	$13,643	$17,449	$(3,943)	$(3,203)	$10,303

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEETS
As of December 31, 2012 and 2011
(in thousands)
	December 31, 2012				December 31, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
ASSETS
Cash and cash equivalents	$16,963	$4,098	—	$21,061	$19,648	$249	—	$19,897
Cash in escrow and restricted cash	40,785	1,526	—	42,311	33,370	618	—	33,988
Mortgages and contracts receivable, net of allowance of $61,067, $22,717, $0, $83,784, $50,518, $43,960, $0, and $94,478, respectively	266,303	46,633	(4)	312,932	227,835	55,473	(6)	283,302
Due from related parties, net	45,428	4,510	(26,943)	22,995	33,686	2,399	(7,820)	28,265
Other receivables, net	40,292	5,757	—	46,049	32,579	2,455	19	35,053
Income tax receivable	927	—	—	927	629	—	—	629
Prepaid expenses and other assets, net	49,512	9,409	(897)	58,024	45,402	9,221	(1,146)	53,477
Unsold Vacation Interests, net	263,493	74,635	(22,261)	315,867	225,375	34,634	(3,204)	256,805
Property and equipment, net	33,664	21,456	—	55,120	25,943	22,234	—	48,177
Assets held for sale	5,070	154	—	5,224	5,517	—	—	5,517
Intangible assets, net	30,914	81,584	—	112,498	34,050	34,059	—	68,109
Total assets	$793,351	$249,762	$(50,105)	$993,008	$684,034	$161,342	$(12,157)	$833,219

LIABILITIES AND MEMBER CAPITAL (DEFICIT)
Accounts payable	$13,467	$2,252	—	$15,719	$11,662	$691	—	$12,353
Due to related parties, net	42,632	57,179	(35,607)	64,204	28,684	42,261	(15,423)	55,522
Accrued liabilities	91,511	16,004	(1,064)	106,451	68,316	3,153	(1,143)	70,326
Income taxes payable	701	—	—	701	3,491	—	—	3,491
Deferred revenues	92,490	1,343	—	93,833	70,743	31	—	70,774
Senior secured notes, net of original issue discount of $8,509, $0, $0, $8,509, $9,454, $0, $0, and $9,454, respectively	416,491	—	—	416,491	415,546	—	—	415,546
Securitization notes and funding facilities, net of original issue discount for $753, $0, $0, $753, $1,054, $0, $0, $1,054, respectively	209,450	46,852	—	256,302	188,165	62,730	—	250,895
Notes payable	3,238	134,668	—	137,906	1,871	69,643	—	71,514
Total liabilities	869,980	258,298	(36,671)	1,091,607	788,478	178,509	(16,566)	950,421

Member capital (deficit)	155,568	9,675	(9,675)	155,568	152,247	9,675	(9,675)	152,247
(Accumulated deficit) retained earnings	(215,433)	(17,563)	(4,438)	(237,434)	(238,345)	(26,140)	13,408	(251,077)
Accumulated other comprehensive (loss) income	(16,764)	(648)	679	(16,733)	(18,346)	(702)	676	(18,372)
Total member (deficit) capital	(76,629)	(8,536)	(13,434)	(98,599)	(104,444)	(17,167)	4,409	(117,202)
Total liabilities and member capital (deficit)	$793,351	$249,762	$(50,105)	$993,008	$684,034	$161,342	$(12,157)	$833,219

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2012 and 2011
(In thousands)

	Year Ended December 31, 2012				Year Ended December 31, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Operating Activities:
Net income (loss)	$24,119	$8,582	$(19,058)	$13,643	$17,449	$(3,943)	$(3,203)	$10,303
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for uncollectible Vacation Interest sales revenue	27,080	(1,623)	—	25,457	16,300	262	—	16,562
Amortization of capitalized financing costs and original issue discounts	5,626	667	—	6,293	5,797	341	—	6,138
Amortization of capitalized loan origination costs and portfolio discount (premium)	3,117	(775)	—	2,342	2,449	1,113	—	3,562
Depreciation and amortization	9,231	9,626	—	18,857	9,818	4,148	—	13,966
Stock-based compensation	3,321	—	—	3,321	—	—	—	—
Impairments and other write-offs	1,009	—	—	1,009	1,539	33	—	1,572
(Gain) loss on disposal of assets	(636)	31	—	(605)	(964)	256	—	(708)
Gain on bargain purchase from business combinations, net of tax	—	(20,610)	—	(20,610)	—	(14,329)	—	(14,329)
Deferred income taxes	—	(13,010)	—	(13,010)	—	(8,567)	—	(8,567)
Loss (gain) on foreign currency exchange	44	69	—	113	(72)	—	—	(72)
Gain on mortgage repurchase	(27)	—	—	(27)	(196)	—	—	(196)
Unrealized gain on derivative instruments	—	—	—	—	(79)	—	—	(79)
Gain on insurance settlement	—	—	—	—	(3,535)	—	—	(3,535)
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(68,662)	16,948	(2)	(51,716)	(9,856)	9,853	(7)	(10)
Due from related parties, net	(17,098)	(147)	19,123	1,878	(11,873)	(2,160)	7,766	(6,267)
Other receivables, net	(7,447)	(328)	19	(7,756)	(1,955)	7,496	(19)	5,522
Prepaid expenses and other assets, net	(7,039)	2,830	(86)	(4,295)	(1,691)	(4,014)	(566)	(6,271)
Unsold Vacation Interests, net	(36,948)	(6,134)	19,057	(24,025)	(41,124)	(1,409)	3,204	(39,329)
Accounts payable	1,641	(2,143)	—	(502)	4,181	6	—	4,187
Due to related parties, net	27,716	14,437	(19,132)	23,021	6,108	25,576	(7,719)	23,965
Accrued liabilities	22,221	9,886	79	32,186	5,325	(3,281)	544	2,588
Income taxes receivable and payable	(3,232)	—	—	(3,232)	(1,082)	—	—	(1,082)
Deferred revenues	21,294	964	—	22,258	2,977	(1,605)	—	1,372
Net cash provided by (used in) operating activities	5,330	19,270	—	24,600	(484)	9,776	—	9,292

Investing activities:
Property and equipment capital expenditures	(13,994)	(341)	—	(14,335)	(5,617)	(659)	—	(6,276)
Purchase of assets in connection with the Tempus Resorts Acquisition, net of cash acquired of $0, $0, $0, $0, $0, $2,515, $0 and $2,515, respectively	—	—	—	—	—	(102,400)	—	(102,400)
Disbursement of Tempus Acquisition note receivable	—	—	—	—	—	(3,493)	—	(3,493)
Purchase of assets in connection with the PMR Acquisition, net of cash acquired of $0, $0, $0, $0, $0, $0, $0 and $0, respectively	—	(51,635)	—	(51,635)	—	—	—	—
Purchase of assets in connection with the Aegean Blue Acquisition, net of cash acquired of $0, $2,072, $0, $2,072, $0, $0, $0 and $0, respectively	—	(4,471)	—	(4,471)	—	—	—	—
Proceeds from sale of assets	1,103	—	—	1,103	2,368	1	—	2,369
Net cash used in investing activities	$(12,891)	$(56,447)	—	$(69,338)	$(3,249)	$(106,551)	—	$(109,800)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued
For the years ended December 31, 2012 and 2011
(In thousands)

	Year Ended December 31, 2012				Year Ended December 31, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Financing activities:
Changes in cash in escrow and restricted cash	$(7,375)	$994	—	$(6,381)	$(3,498)	$2,474	—	$(1,024)
Proceeds from issuance of securitization notes and funding facilities	116,354	3,453	—	119,807	127,195	79,622	—	206,817
Proceeds from issuance of notes payable	1,124	79,541	—	80,665	—	48,178	—	48,178
Payments on securitization notes and funding facilities	(95,370)	(19,331)	—	(114,701)	(115,871)	(23,039)	—	(138,910)
Payments on notes payable	(10,263)	(21,004)	—	(31,267)	(8,086)	(8,775)	—	(16,861)
Payments of debt issuance costs	(113)	(2,470)	—	(2,583)	(3,931)	(1,602)	—	(5,533)
Proceeds from issuance of common and preferred units	—	—	—	—	146,651	—	—	146,651
Repurchase of a portion of outstanding warrants	—	—	—	—	(16,598)	—	—	(16,598)
Repurchase of a portion of outstanding common units	—	—	—	—	(16,352)	—	—	(16,352)
Repurchase of redeemable preferred units	—	—	—	—	(108,701)	—	—	(108,701)
Payments of costs related to issuance of common and preferred units	—	—	—	—	(4,632)	—	—	(4,632)
Net cash provided by (used in) financing activities	4,357	41,183	—	45,540	(3,823)	96,858	—	93,035

Net (decrease) increase in cash and cash equivalents	(3,204)	4,006	—	802	(7,556)	83	—	(7,473)
Effect of changes in exchange rates on cash and cash equivalents	519	(157)	—	362	41	—	—	41
Cash and cash equivalents, beginning of period	19,648	249	—	19,897	27,163	166	—	27,329
Cash and cash equivalents, end of period	$16,963	$4,098	—	$21,061	$19,648	$249	—	$19,897

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$64,276	$16,091	—	$80,367	$65,893	$8,245	—	$74,138
Cash paid for taxes, net of cash refunds	$1,960	—	—	$1,960	$161	—	—	$161

Purchase of assets in connection with the PMR Acquisition (2012), the Aegean Blue Acquisition (2012) and the Tempus Resorts Acquisition (2011):
Fair value of assets acquired based on valuation reports	—	$103,780	—	$103,780	—	$136,316	—	$136,316
Gain on bargain purchase recognized	—	(20,741)	—	(20,741)	—	(14,329)	—	(14,329)
Cash paid	—	(56,106)	—	(56,106)	—	(104,917)	—	(104,917)
Deferred tax liability	—	(13,010)	—	(13,010)	—	(8,567)	—	(8,567)
Liabilities assumed	—	$13,923	—	$13,923	—	$8,503	—	$8,503

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Priority returns and redemption premiums on preferred units	—	—	—	—	$8,412	—	—	$8,412
Insurance premiums financed through issuance of note payable	$10,504	—	—	$10,504	$8,500	—	—	$8,500
Assets held for sale reclassified to unsold Vacation Interests, net	—	—	—	—	$2,750	—	—	$2,750
Assets held for sale reclassified to management contracts (intangible assets, net)	—	—	—	—	$234	—	—	$234
Unsold Vacation Interests, net reclassified to assets held for sale	$431	—	—	$431	—	—	—	—

Assets to be disposed but not actively marketed (prepaid expenses and other assets, net) reclassified to unsold Vacation Interests, net	—	—	—	—	$1,589	—	—	$1,589
Other receivables, net reclassified to assets held for sale	$54	—	—	$54	—	—	—	—
Management contracts (intangible assets, net) reclassified to assets held for sale	$13	—	—	$13	—	—	—	—